                                                                    EXHIBIT 11.0
                        MYLEX CORPORATION AND SUBSIDIARY
                     Earnings (Loss) Per Share Computations
                  Years Ended December 31, 1995, 1994 and 1993

The basis of computing net earnings (loss) per share is described in Note 1 to the consolidated financial statements, beginning on Page F-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

The computation of primary and fully diluted earnings (loss) per share is as follows (in thousands, except per share amounts):



                                                                          1995           1994          1993
                                                                       ----------      ---------    ----------
Primary earnings (loss) per share:
  Net income (loss)                                                     $13,122         $7,509        ($4,444)
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------
  Weighted average number of common shares
    outstanding during the period                                        15,338         13,622         12,740
  Number of common share equivalent resulting
    from stock options and warrants, computed
    using the treasury stock method                                       1,067            586            -
                                                                       ----------      ---------    ----------
  Number of common and common share
    equivalents used in computation                                      16,405         14,208         12,740
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------
      Primary earnings (loss) per share                                   $0.80          $0.53         ($0.35)
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------
Fully diluted earnings (loss) per share:
  Net income (loss)                                                     $13,122         $7,509        ($4,444)
  Interest on convertible subordinated debentures
    (net of tax)                                                            -              194            -
                                                                       ----------      ---------    ----------
      Adjusted earnings (loss)                                          $13,122         $7,703        ($4,444)
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------
  Weighted average number of common shares
    outstanding during the period                                        15,338         13,622         12,740
  Number of common share equivalents resulting
    from stock options and warrants, computed
    using the treasury stock method                                       1,293          1,038
  Number of common share equivalents resulting
    from convertible debentures, computed using
    the "if converted" method                                               -              587            -
                                                                       ----------      ---------    ----------

                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------

  Number of common and common share
    equivalents used in computation                                      16,631         15,247         12,740
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------
    Fully diluted earnings (loss) per share                               $0.79          $0.51         ($0.35)
                                                                       ----------      ---------    ----------
                                                                       ----------      ---------    ----------



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